UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2007

Date of Report

(Date of earliest event reported)

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in charter)

Virginia	001-32709	54-0283385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-29(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2007, River Lake Insurance Company IV Limited (“River Lake IV”), a Bermuda long-term insurance company wholly owned by Genworth Life and Annuity Insurance Company (the “Company”), itself an indirect wholly-owned subsidiary of Genworth Financial, Inc. (“Genworth”), issued $500,000,000 in aggregate principal amount of floating-rate guaranteed notes due 2028 (the “Guaranteed Notes”) and $40,000,000 in aggregate principal amount of floating-rate subordinated notes due 2028 (the “Subordinated Notes” and, together with the Guaranteed Notes, the “Notes”). The Notes were issued pursuant to an indenture, which by its terms requires River Lake IV to pledge substantially all of its available assets to the indenture trustee as collateral for the Notes.

River Lake IV may issue additional series of its floating-rate guaranteed notes up to an aggregate principal amount of $925,000,000 (including the Guaranteed Notes). The Notes are direct financial obligations of River Lake IV and are not guaranteed by the Company or Genworth. A third-party financial guaranty insurance company (the “Insurer”) will insure the timely payment of scheduled interest payments and the repayment of principal on May 25, 2028 on all series of the floating rate guaranteed notes, including the Guaranteed Notes.

The Notes were issued by River Lake IV to fund statutory reserves for policies subject to Valuation of Life Insurance Policies Regulation (more commonly known as “Regulation XXX”) and its predecessor regulations. River Lake IV has reinsured from the Company, on a coinsurance basis, certain term life insurance policies written or reinsured by the Company.

The holders of the Notes cannot require payment of principal or interest on the Notes from Genworth or any of its subsidiaries, other than River Lake IV, the direct issuer of the Notes. River Lake IV will pay interest on the principal amount of the Notes on a monthly basis. The holders of the Notes will have the right to accelerate payment of principal of the Notes, subject to applicable notice and cure provisions, in the event of River Lake IV’s or the Insurer’s nonpayment of amounts due with respect to the Guaranteed Notes, River Lake IV’s bankruptcy or insolvency, the failure of the security interest in the collateral granted by River Lake IV to the indenture trustee to be perfected, the nonpayment by River Lake IV of amounts due to the Insurer, the breach in any material respect of River Lake IV’s representations or warranties, or the breach by River Lake IV of any material covenant. River Lake IV reserves the right to redeem the Notes at any time, subject to the terms of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Date:	April 25, 2007	By:	/s/ Dennis R. Vigneau
Dennis R. Vigneau
Senior Vice President and Chief Financial Officer